                          STOCKHOLDER ESCROW AGREEMENT


     THIS STOCKHOLDER ESCROW AGREEMENT, dated as of September 19, 1995, by and among the person listed on Schedule A hereto ("Stockholder"), B & L ACQUISITION CORPORATION, a Delaware corporation ("Purchaser") and a wholly owned subsidiary of BRW Steel Corporation, a Delaware corporation, and LaSalle National Trust, N.A. as escrow agent (the "Escrow Agent"),

     RECITALS:

     A. The Stockholder and the Purchaser have entered into a Stock Option Agreement, dated as of September 16, 1995 (the "Option Agreement"), providing for the sale by the Stockholder to the Purchaser of the Shares (as defined in the Option Agreement) upon the exercise by Purchaser of the Stock Option as such terms are defined in the Option Agreement. The closing or closings pursuant to the Option Agreement (a "Closing") will take place at such times and dates designated by Purchaser in accordance with the terms of the Option. The Option Agreement requires that upon the execution of the Option Agreement, the Stockholder shall deliver to the Escrow Agent the number of Shares set forth opposite the Stockholder's name on Schedule A hereto, by delivery of certificates therefor with stock powers endorsed in blank and with signatures guaranteed and such other documents as may be reasonably necessary to transfer record ownership of the Shares to Purchaser. Such Shares and any certificates, stock powers, other documents and confirmations are referred to herein as the "Share Documents."

     B. This Escrow Agreement is the Escrow Agreement referred to in the Option Agreement and is intended to implement certain provisions of the Option Agreement. The Escrow Agent is not a party to the Option Agreement, is not bound by any of its terms and shall not be required to refer to the Option Agreement for any instructions. Terms not defined herein shall have the meaning given to them in the Option Agreement.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants contained herein, the parties hereto agree as follows:

     1.  DELIVERY OF SHARE DOCUMENTS.

     (a) Contemporaneously with the execution and delivery of this Escrow Agreement, Stockholder has delivered to the Escrow Agent all of the Share Documents for the number of shares of Common Stock of Bliss & Laughlin Industries Inc. ("the Company") set forth opposite Stockholder's name on Schedule A hereto, duly executed, necessary to convey the number of Shares set forth on Schedule B hereto to Purchaser. The receipt of the Share Documents is hereby acknowledged by the Escrow Agent. Any certificates representing the Shares held by the Escrow Agent shall continue to be registered in the name of the Stockholder or his/her nominees, and Stockholder shall continue to have the right to vote such Shares, until such time as such Shares are released from escrow and delivered to Purchaser pursuant to the Option Agreement and this Escrow Agreement.

     (b) The Escrow Agent shall hold the Share Documents in escrow upon the terms and subject to the conditions set forth in this Escrow Agreement.

     (c) As soon as practicable after receipt of the Share Documents, the Escrow Agent, who is also acting as the transfer agent (the "Transfer Agent"), shall (i) issue, release and distribute a share certificate to Stockholder for the number of Shares remaining after subtraction of the number of Shares set forth on Schedule B hereto opposite the Stockholder's name from the number of shares of Common Stock of the Company set forth on Schedule A hereto opposite the Stockholder's name, which share certificate shall contain the legends set forth in Exhibit A hereto and (ii) issue a share certificate for the number of Shares set forth on Schedule B hereto opposite the Stockholder's name, which shall contain the legends set forth in Exhibit B hereto (the "Option Shares Certificate").

     2.  RELEASE OF SHARE DOCUMENTS AND PURCHASE PRICE.

     (a) Subject to the provisions of this Section 2, the Escrow Agent shall hold the Option Shares Certificate and any Share Documents related thereto in its possession until delivery to Purchaser at an Option Closing pursuant
Section 2(b) hereof, or delivery to Stockholder pursuant to Section 2(c) hereof or delivery to Stelco Inc. pursuant to Section 2(d) hereof.

     (b) Purchaser shall give written notice to the Escrow Agent and Stockholder of its election to exercise the Stock Option, in whole. Such notice shall state the number of Shares (the "Exercised Option Shares") to be purchased, the Purchase Price and the place, date and time of the Closing regarding such Shares. Stockholder shall give Escrow Agent and Purchaser written notice within two business days of receipt of Purchaser's notice if the Purchase Price specified in the Purchaser's notice is incorrect. Each of Escrow Agent and Purchaser shall notify each other within two business days if either receives such notice from Stockholder. If no such notice is received from Stockholder or Purchaser, at each Closing with respect to the exercise of the Stock Option (an "Option Closing") and upon receipt from Purchaser of a certified or bank check payable to Stockholder in the amount of the Purchase Price, or upon such payment by wire transfer as provided in the Option Agreement (the "Payment"), for the Exercised Option Shares to be purchased at such Option Closing, the Escrow Agent shall release and distribute (i) to the Purchaser the Option Shares Certificate and any Share Documents related thereto and (ii) the Payment to Stockholder for the Exercised Option Shares.

     (c) In the event that Stockholder and Purchaser jointly notify the Escrow Agent in writing that the Option Agreement has expired or been terminated or that the Escrow Agreement has been terminated, then the Escrow Agent shall, except as set forth in Section 2(d) below, within one business day of receipt of such written notice, release and return all Share Documents in its possession to Stockholder.

     (d) If the Option Agreement is terminated and the Escrow Agent receives notice from Purchaser that under Section 14 of the Option Agreement the cancellation fee and expenses are owed by the Stockholder to Purchaser, the Escrow Agent shall not release and return the Option Shares Certificate or any Share Documents related thereto until the Stockholder and the Purchaser jointly notify the Escrow Agent that the cancellation fee and expenses have been paid in full. If the Escrow Agent receives notice from Purchaser and Stockholder that Stelco Inc. has exercised its rights to purchase the Shares pursuant to the First Refusal Agreement, the Escrow Agent shall deliver the Shares to Stelco Inc. in exchange for payment thereof in accordance with the terms of the First Refusal Agreement and Escrow Agent shall disburse to Purchaser the cancellation fee and expenses due Purchaser from Stockholder pursuant to the Stock Option Agreement with the remainder to the Stockholder. If the cancellation fee and expenses have not been paid in full within five
(5) business days of the due date of the cancellation fee and expenses under the Option Agreement, upon request from the Purchaser the Escrow Agent shall sell the Shares and distribute proceeds therefrom (after paying all expenses and fees of the Escrow Agent in connection with such sale) first to the Purchaser in an amount equal to the amount owed under Section 14 of the Option Agreement, and second the remainder thereof to the Stockholder. The Stockholder agrees that any such sale if made on the open market by a licensed broker-dealer will be commercially reasonable.

     3. SETTLEMENT OF DISPUTES. Any dispute which may arise under the Escrow Agreement with respect to the rights of the parties hereto or the duties of the Escrow Agent hereunder shall be settled either by mutual agreement of the parties concerned (evidenced by appropriate instructions in writing to the Escrow Agent, signed by the Stockholder and the Purchaser) or by a final order, decree or judgment of a court of competent jurisdiction in the United States of America (the time for appeal having expired and no appeal having been perfected), all costs and expenses of which shall be borne equally by the Stockholder and the Purchaser. If a dispute arises between any of the parties to this Escrow Agreement, Escrow Agent shall be entitled at its option to tender into the register or custody of any court of competent jurisdiction all money, property or Share Documents in its hands under this Escrow Agreement and to begin such legal proceedings as it deems appropriate. After taking such actions, Escrow Agent shall then be discharged from any further duties and liability under this Escrow Agreement. The

Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings.

     4.  CONCERNING THE ESCROW AGENT.

     (a) The fee of the Escrow Agent for its services provided hereunder shall be its customary fees for such services, payable on delivery of the escrow. The payment of all fees, disbursements, expenses and advances charged by the Escrow Agent shall be borne by the Purchaser except as set forth in Section 2(d) above.

     (b) The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving notice of such resignation to both the Stockholder and the Purchaser specifying a date not less than ten business days following the date of such notice when such resignation shall take effect. Upon such notice, a successor escrow agent, which shall be a national bank, shall be selected by the Purchaser, subject to the reasonable approval of the Stockholder, such successor escrow agent to become the Escrow Agent hereunder upon the resignation date specified in such notice. If the Purchaser and the Stockholder are unable to agree upon a successor escrow agent within ten business days after the date of such notice, the Escrow Agent shall be entitled to appoint its successor, which shall be a national bank. The Escrow Agent shall continue to serve until its successor accepts the escrow and receives the Share Documents. The Purchaser, subject to the reasonable approval of the Stockholder, may at any time substitute a new Escrow Agent, which shall be a national bank, by giving notice thereof to the Escrow Agent then acting.

     (c) The Escrow Agent undertakes to perform only such duties as are specifically set forth herein and may conclusively rely upon, and shall be protected in acting or refraining from acting on, any written notice, instrument or signature believed by it to be genuine and to have been signed or presented by the proper party or parties duly authorized to do so. The Escrow Agent shall have no responsibility for the contents of any writing contemplated herein and may rely without any liability upon the contents thereof. Notwithstanding anything to the contrary in this Escrow Agreement, where Escrow Agent is required to take action upon delivery by the Stockholder or the Purchaser (or both of them) of a notice, certificate or instructions to the Escrow Agent, the Escrow Agent shall not be obligated to take any action until the appropriate party (or parties) has acted by delivering the certificate, notice or instructions to the Escrow Agent (none of which shall be binding upon the Escrow Agent unless in writing) as to the action to be taken hereunder indicating in writing that a copy of such certificate, notice or instructions has been delivered to the other party. The Stockholder and the Purchaser acknowledge that the Escrow Agent is bound only by the terms of this Escrow Agreement and that the Escrow Agent shall not be required to use its discretion with respect to any matter that is the subject of this Escrow Agreement or with respect to instructions received under this Escrow Agreement.

     (d) The Escrow Agent shall not be liable for any action or omission in good faith believed by it to be authorized hereby or within the rights or powers conferred upon it hereunder, nor for action or omission in good faith and in accordance with advice of outside counsel (which counsel may be of the Escrow Agent's own choosing), and shall not be liable for any mistakes of fact or error of judgment or for any acts or omissions of any kind unless caused by its own willful misconduct or gross negligence.

     (e) Except as set forth in the next sentence, the Purchaser and its respective successors and assigns will indemnify and hold harmless Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation, counsel fees and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with its acceptance of appointment or the performance of its duties under this Escrow Agreement, including any litigation arising from this Escrow Agreement or involving its subject matter, except as a result of Escrow Agent's own gross negligence or willful misconduct. The Stockholder and its respective successors and assigns will indemnify and hold harmless Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation, counsel fees and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with or arising out of Section 2(d) of this Escrow Agreement, including any litigation arising therefrom or involving its subject matter, except as a result of Escrow Agent's own gross negligence or willful misconduct. Notwithstanding the preceding two sentences, if a court finally determines that any party hereto acted unreasonably in failing to give a notice or acknowledgment hereunder, such party shall indemnify the Escrow Agent pursuant to this clause (e) and the other party hereto shall be relieved of any obligation to indemnify the Escrow Agent pursuant to this clause (e) to the extent that such failure to act reasonably causes the Escrow Agent to incur any losses, claims, damages, liabilities and expenses, including reasonable costs, fees and disbursements referred to in the first sentence of this clause (e), for which the Escrow Agent is entitled to indemnification pursuant to this clause (e). Such indemnity shall survive the termination or discharge of this Escrow Agreement or resignation of the Escrow Agent.

     5. REMEDIES. Notwithstanding any provision in this Escrow Agreement to the contrary, the parties agree that Purchaser would be irreparably damaged if the Escrow Agent refused to deliver certificates representing any of the Shares upon exercise of the Stock Option in accordance with the terms and conditions of this Escrow Agreement or if the Escrow Agent refused to perform any of the Escrow Agent's other obligations under this Escrow Agreement in accordance with the terms and conditions of the Escrow Agreement, and that Purchaser would not have an adequate remedy at law for money damages in such event. Accordingly, the Purchaser shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance hereof by the Stockholder and the Escrow Agent. This provision is without prejudice to any other rights that the Purchaser may have against the Stockholder or the Escrow Agent for any failure to perform their respective obligations under this Escrow Agreement. Notwithstanding any provision in this Escrow Agreement to the contrary, the parties further agree that Stockholder would be irreparably damaged if the Escrow Agent refused to deliver the Purchase Price upon exercise of the Stock Option in accordance with the terms and conditions of this Escrow Agreement or if the Escrow Agent refused to perform any of the Escrow Agent's other obligations under this Escrow Agreement in accordance with the terms and conditions of the Escrow Agreement, and that Stockholder would not have an adequate remedy at law for money damages in such event. Accordingly, the Stockholder shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance hereof by the Purchaser and the Escrow Agent. This provision is without prejudice to any other rights that the Stockholder may have against the Purchaser or the Escrow Agent for any failure to perform their respective obligations under this Escrow Agreement.

     6. ENTIRE AGREEMENT; ASSIGNMENT; AMENDMENT. This Escrow Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, of the parties with respect to such subject matter other than the Option Agreement. Purchaser may assign its rights and obligations hereunder to any wholly-owned affiliate of Purchaser or BRW Steel Corporation (an "Assignee"). This Escrow Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

     7. VALIDITY. The invalidity or unenforceability of any provision of this Escrow Agreement shall not affect the validity or enforceability of any other provisions of this Escrow Agreement, which shall remain in full force and effect.

     8. NOTICES. Wherever this Escrow Agreement requires notice by any of the parties, such notice shall not be unreasonably withheld. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed duly given upon receipt) by personal delivery, by cable, telegram or telex, or by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective parties as follows:

          If to the Stockholder, to the address set forth with respect to the Stockholder on Schedule C hereto

     With a copy to:          Bliss & Laughlin Industries Inc.
                              281 East 155th Street
                              Harvey, IL 60426
                              Attention:  President
     and:
                              Wildman, Harrold, Allen & Dixon
                              225 West Wacker Drive, #3000
                              Chicago, IL 60606
                              Attention:  Roger G. Fein

     If to Purchaser, to:     B & L Acquisition Corporation
                              c/o BRW Steel Corporation
                              4 Northshore Center
                              Pittsburgh, PA 15212
                              Attention:  President
     with a copy to:
                              Ken M. Brown, Esq.
                              Pillsbury Madison & Sutro
                              1050 Connecticut Avenue, NW, #1200
                              Washington, DC  20037

     If to Escrow Agent, to:  LaSalle National Trust, N.A.
                              135 South LaSalle Street, Room 200
                              Chicago, IL 60603

or to such other person or address as any party may have furnished to the others in writing in accordance herewith; provided, however, that notice of change of address shall be effective only upon receipt. The Stockholder and the Purchaser agree that each will timely provide to the other a copy of any notice which it shall send to the Escrow Agent hereunder.

     9. GOVERNING LAW. This Escrow Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without reference to principles of conflicts of laws.

     10. DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Escrow Agreement.

     11. PARTIES IN INTEREST. This Escrow Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Escrow Agreement, express or implied, is intended to confer upon any other person or entity any rights or remedies of any nature whatsoever under or by reason of this Escrow Agreement.

     12. COUNTERPARTS. This Escrow Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     13. JURISDICTION. Any judicial proceeding brought against any of the parties to this Agreement with respect to any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of Illinois located in Chicago, Illinois, or in the United States District Courts in Chicago, Illinois, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The foregoing consents shall not constitute general consents to service of process in the State of Illinois for any purpose except as provided above and shall not be deemed to confer rights to any Person other than the respective parties to this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed and delivered on the date first written above.

                                       B & L ACQUISITION CORPORATION


                                       By
                                             ---------------------------------
                                       Title
                                             ---------------------------------

                                       Name
                                             ---------------------------------


                                       STOCKHOLDER


                                       ---------------------------------------

                                       ESCROW AGENT


                                       By
                                             ---------------------------------
                                       Title
                                             ---------------------------------
                                       Name
                                             ---------------------------------

                               FORM OF SCHEDULE A


Name of Stockholder                                           Number of Shares
-------------------                                           ----------------
Gregory H. Parker ...............................................  279,729

Roger G. Fein, as Trustee of the Gregory H.
     Parker Irrevocable Family Trust under Trust
     Agreement dated October 31, 1988  ..........................   150,000

F. Elizabeth Parker .............................................    50,000

Anthony J. Romanovich ...........................................   157,532

Barbara A. Romanovich ...........................................    53,000

George W. Fleck  ................................................   141,892

Joan E. Fleck  ..................................................    50,000

Gerald E. Brady .................................................    70,281

Carole A. Brady .................................................    45,000

William P. Daugherty, as Trustee of the
     William P. Daugherty Trust dated May 11, 1989 ..............    65,281

Ellen L. Daugherty, as Trustee of the
     Ellen L. Daugherty Trust dated May 11, 1989 ................    50,000

Michael A. DeBias ...............................................   115,281

Chester J. Pucilowski ...........................................    58,281

Geraldine Pucilowski ............................................    57,000

Richard M. Bogdon ...............................................    42,200

Phyllis Bogdon ..................................................    20,000

Carl H. Laib ....................................................    57,641

Richard W. Ressler ..............................................    57,641
                                                                  ---------
     TOTAL ...................................................... 1,520,759
                                                                  =========

                                   SCHEDULE A


Name of Stockholder                                            Number of Shares
-------------------                                            ----------------
Roger G. Fein, as Trustee of the Gregory H.
     Parker Irrevocable Family Trust under Trust
     Agreement dated October 31, 1988  ..........................   150,000

                                   SCHEDULE A


Name of Stockholder                                            Number of Shares
-------------------                                            ----------------
F. Elizabeth Parker .............................................    50,000

                                   SCHEDULE A


Name of Stockholder                                            Number of Shares
-------------------                                            ----------------
Anthony J. Romanovich ...........................................   157,532

                                   SCHEDULE A


Name of Stockholder                                            Number of Shares
-------------------                                            ----------------
Barbara A. Romanovich ...........................................    53,000

                                   SCHEDULE A


Name of Stockholder                                            Number of Shares
-------------------                                            ----------------
George W. Fleck  ................................................   141,892

                                   SCHEDULE A


Name of Stockholder                                            Number of Shares
-------------------                                            ----------------
Joan E. Fleck  ..................................................    50,000

                                   SCHEDULE A


Name of Stockholder                                            Number of Shares
-------------------                                            ----------------
Gerald E. Brady .................................................    70,281

                                   SCHEDULE A


Name of Stockholder                                            Number of Shares
-------------------                                            ----------------
Carole A. Brady .................................................    45,000

                                   SCHEDULE A


Name of Stockholder                                            Number of Shares
-------------------                                            ----------------
William P. Daugherty, as Trustee of the
     William P. Daugherty Trust dated May 11, 1989 ..............    65,281

                                   SCHEDULE A


Name of Stockholder                                            Number of Shares
-------------------                                            ----------------
Ellen L. Daugherty, as Trustee of the
     Ellen L. Daugherty Trust dated May 11, 1989 ................    50,000

                                   SCHEDULE A


Name of Stockholder                                            Number of Shares
-------------------                                            ----------------
Michael A. DeBias ...............................................   115,281

                                   SCHEDULE A


Name of Stockholder                                            Number of Shares
-------------------                                            ----------------
Chester J. Pucilowski ...........................................    58,281

                                   SCHEDULE A


Name of Stockholder                                            Number of Shares
-------------------                                            ----------------
Geraldine Pucilowski ............................................    57,000

                                   SCHEDULE A


Name of Stockholder                                            Number of Shares
-------------------                                            ----------------
Richard M. Bogdon ...............................................    42,200

                                   SCHEDULE A


Name of Stockholder                                            Number of Shares
-------------------                                            ----------------
Phyllis Bogdon ..................................................    20,000

                                   SCHEDULE A


Name of Stockholder                                            Number of Shares
-------------------                                            ----------------
Carl H. Laib ....................................................    57,641

                                   SCHEDULE A


Name of Stockholder                                            Number of Shares
-------------------                                            ----------------
Richard W. Ressler ..............................................    57,641

                               FORM OF SCHEDULE B


Name of Stockholder                                            Number of Shares
-------------------                                            ----------------
Gregory H. Parker ................................................  142,380*

Roger G. Fein, as Trustee of the Gregory H.
     Parker Irrevocable Family Trust under Trust
     Agreement dated October 31, 1988  ..........................    76,349

F. Elizabeth Parker .............................................    25,450

Anthony J. Romanovich ...........................................    80,183

Barbara A. Romanovich ...........................................    26,976

George W. Fleck  ................................................    72,222

Joan E. Fleck  ..................................................    25,450

Gerald E. Brady .................................................    35,773

Carole A. Brady .................................................    22,905

William P. Daugherty, as Trustee of the
     William P. Daugherty Trust dated May 11, 1989 ..............    33,228

Ellen L. Daugherty, as Trustee of the
     Ellen L. Daugherty Trust dated May 11, 1989 ................    25,450

Michael A. DeBias ...............................................    58,677

Chester J. Pucilowski ...........................................    29,665

Geraldine Pucilowski ............................................    29,013

Richard M. Bogdon ...............................................    21,480

Phyllis Bogdon ..................................................    10,180

Carl H. Laib ....................................................    29,339

Richard W. Ressler ..............................................    29,339
                                                                    -------
     TOTAL ......................................................   774,059
                                                                    =======

* Mr. Parker has agreed to place an additional 58,678 Shares into escrow pending receipt by the Escrow Agent of the Shares of William P. Daugherty and Ellen L. Daugherty.

                                   SCHEDULE B


Name of Stockholder                                            Number of Shares
-------------------                                            ----------------
Roger G. Fein, as Trustee of the Gregory H.
     Parker Irrevocable Family Trust under Trust
     Agreement dated October 31, 1988  ..........................    76,349

                                   SCHEDULE B


Name of Stockholder                                            Number of Shares
-------------------                                            ----------------
F. Elizabeth Parker .............................................    25,450

                                   SCHEDULE B


Name of Stockholder                                            Number of Shares
-------------------                                            ----------------
Anthony J. Romanovich ...........................................    80,183

                                   SCHEDULE B


Name of Stockholder                                            Number of Shares
-------------------                                            ----------------
Barbara A. Romanovich ...........................................    26,976

                                   SCHEDULE B


Name of Stockholder                                            Number of Shares
-------------------                                            ----------------
George W. Fleck  ................................................    72,222

                                   SCHEDULE B


Name of Stockholder                                            Number of Shares
-------------------                                            ----------------
Joan E. Fleck  ..................................................    25,450

                                   SCHEDULE B


Name of Stockholder                                            Number of Shares
-------------------                                            ----------------
Gerald E. Brady .................................................    35,773

                                   SCHEDULE B


Name of Stockholder                                            Number of Shares
-------------------                                            ----------------
Carole A. Brady .................................................    22,905

                                   SCHEDULE B


Name of Stockholder                                            Number of Shares
-------------------                                            ----------------
William P. Daugherty, as Trustee of the
     William P. Daugherty Trust dated May 11, 1989 ..............    33,228

                                   SCHEDULE B


Name of Stockholder                                            Number of Shares
-------------------                                            ----------------
Ellen L. Daugherty, as Trustee of the
     Ellen L. Daugherty Trust dated May 11, 1989 ................    25,450

                                   SCHEDULE B


Name of Stockholder                                            Number of Shares
-------------------                                            ----------------
Michael A. DeBias ...............................................    58,677

                                   SCHEDULE B


Name of Stockholder                                            Number of Shares
-------------------                                            ----------------
Chester J. Pucilowski ...........................................    29,665

                                   SCHEDULE B


Name of Stockholder                                            Number of Shares
-------------------                                            ----------------
Geraldine Pucilowski ............................................    29,013

                                   SCHEDULE B


Name of Stockholder                                            Number of Shares
-------------------                                            ----------------
Richard M. Bogdon ...............................................    21,480

                                   SCHEDULE B


Name of Stockholder                                            Number of Shares
-------------------                                            ----------------
Phyllis Bogdon ..................................................    10,180

                                   SCHEDULE B


Name of Stockholder                                            Number of Shares
-------------------                                            ----------------
Carl H. Laib ....................................................    29,339

                                   SCHEDULE B


Name of Stockholder                                            Number of Shares
-------------------                                            ----------------
Richard W. Ressler ..............................................    29,339

                               FORM OF SCHEDULE C

Gregory H. Parker
     20091 Tam O Shanter
     Olympia Fields, IL 60461

F. Elizabeth Parker
     20091 Tam O Shanter
     Olympia Fields, IL 60461

Roger G. Fein, as Trustee of the Gregory H. Parker Irrevocable
Trust dated October 31, 1988
     225 West Wacker Drive #3000
     Chicago, IL 60606

Anthony J. Romanovich
     2530 Glen Eagles Drive
     Olympia Fields, IL 60461

Barbara A. Romanovich
     2530 Glen Eagles Drive
     Olympia Fields, IL 60461

George W. Fleck
     1109 Brassie
     Flossmoor, IL 60422

Joan E. Fleck
     1109 Brassie
     Flossmoor, IL 60422

Gerald E. Brady
     1745 Winola Court
     Naperville, IL 60565

Carole A. Brady
     1745 Winola Court
     Naperville, IL 60565

William P. Daugherty, as Trustee of the William P. Daugherty
Trust dated May 11, 1989
     3452 Huntington Terrace
     Crete, IL 60417

Ellen L. Daugherty, as Trustee of the Ellen L. Daugherty Trust dated May 11, 1989
     3452 Huntington Terrace
     Crete, IL 60417

Michael A. DeBias
     7132 West 64th Place
     Chicago, IL 60638

Richard M. Bogdon
     2029 Dorchester Lane
     Schererville, IN 46375

Phyllis Bogdon
     2029 Dorchester Lane
     Schererville, IN 46375

Carl H. Laib
     11588  96th Avenue
     St. John, IN 46373

Richard W. Ressler
     5156 Andrus Avenue
     North Olmsted, OH 44070

Chester J. Pucilowski
     860 Smokerise Drive
     Medina, OH 44256

Geraldine Pucilowski
     860 Smokerise Drive
     Medina, OH 44256

                                   SCHEDULE C


F. Elizabeth Parker
     20091 Tam O Shanter
     Olympia Fields, IL 60461

                                   SCHEDULE C


Roger G. Fein, as Trustee of the Gregory H. Parker Irrevocable
Trust dated October 31, 1988
     225 West Wacker Drive #3000
     Chicago, IL 60606

                                   SCHEDULE C


Anthony J. Romanovich
     2530 Glen Eagles Drive
     Olympia Fields, IL 60461

                                   SCHEDULE C


Barabara A. Romanovich
     2530 Glen Eagles Drive
     Olympia Fields, IL 60461

                                   SCHEDULE C


George W. Fleck
     1109 Brassie
     Flossmoor, IL 60422

                                   SCHEDULE C


Joan E. Fleck
     1109 Brassie
     Flossmoor, IL 60422

                                   SCHEDULE C

Gerald E. Brady
     1745 Winola Court
     Naperville, IL 60565

                                   SCHEDULE C

Carole A. Brady
     1745 Winola Court
     Naperville, IL 60565

                                   SCHEDULE C


William P. Daugherty, as Trustee of the William P. Daugherty
Trust dated May 11, 1989
     3452 Huntington Terrace
     Crete, IL 60417

                                   SCHEDULE C

Ellen L. Daugherty, as Trustee of the Ellen L. Daugherty Trust dated May 11, 1989
     3452 Huntington Terrace
     Crete, IL 60417

                                   SCHEDULE C


Michael A. DeBias
     7132 West 64th Place
     Chicago, IL 60638

                                   SCHEDULE C


Richard M. Bogdon
     2029 Dorchester Lane
     Schererville, IN 46375

                                   SCHEDULE C


Phyllis Bogdon
     2029 Dorchester Lane
     Schererville, IN 46375

                                   SCHEDULE C


Carl H. Laib
     11588  96th Avenue
     St. John, IN 46373

                                   SCHEDULE C


Richard W. Ressler
     5156 Andrus Avenue
     North Olmsted, OH 44070

                                   SCHEDULE C


Chester J. Pucilowski
     860 Smokerise Drive
     Medina, OH 44256

                                   SCHEDULE C


Geraldine Pucilowski
     860 Smokerise Drive
     Medina, OH 44256

                                    EXHIBIT A

THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AND IN RELIANCE UPON THE HOLDER'S REPRESENTATION THAT SUCH SECURITIES WERE BEING ACQUIRED FOR INVESTMENT AND NOT FOR RESALE. NO TRANSFER OF SUCH SECURITIES MAY BE MADE ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH TRANSFER MAY PROPERLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR THAT SUCH SECURITIES HAVE BEEN SO REGISTERED UNDER A REGISTRATION STATEMENT WHICH IS IN EFFECT AT THE DATE OF SUCH TRANSFER.

THIS CERTIFICATE AND THE SHARES OF STOCK EVIDENCED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AND STANDSTILL AGREEMENT DATED AS OF MAY 11, 1990, BY AND AMONG THE COMPANY AND CERTAIN OF THE SHAREHOLDERS THEREOF, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY, REFERENCE TO ALL THE TERMS AND CONDITIONS THEREOF BEING HEREBY MADE, AND NO SALE, TRANSFER, ENCUMBRANCE, OR OTHER DISPOSITION OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE MAY BE EFFECTED EXCEPT PURSUANT TO THE TERMS AND CONDITIONS OF SAID AGREEMENT.

                            EXHIBIT B

THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AND IN RELIANCE UPON THE HOLDER'S REPRESENTATION THAT SUCH SECURITIES WERE BEING ACQUIRED FOR INVESTMENT AND NOT FOR RESALE. NO TRANSFER OF SUCH SECURITIES MAY BE MADE ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH TRANSFER MAY PROPERLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR THAT SUCH SECURITIES HAVE BEEN SO REGISTERED UNDER A REGISTRATION STATEMENT WHICH IS IN EFFECT AT THE DATE OF SUCH TRANSFER.

THIS CERTIFICATE AND THE SHARES OF STOCK EVIDENCED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AND STANDSTILL AGREEMENT DATED AS OF MAY 11, 1990, BY AND AMONG THE COMPANY AND CERTAIN OF THE SHAREHOLDERS THEREOF, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY, REFERENCE TO ALL THE TERMS AND CONDITIONS THEREOF BEING HEREBY MADE, AND NO SALE, TRANSFER, ENCUMBRANCE, OR OTHER DISPOSITION OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE MAY BE EFFECTED EXCEPT PURSUANT TO THE TERMS AND CONDITIONS OF SAID AGREEMENT.

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCK OPTION AGREEMENT, DATED AS OF SEPTEMBER 16, 1995, WITH B & L ACQUISITION CORPORATION AND BRW STEEL CORPORATION.